Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Kilroy Realty Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Kilroy Realty Corporation Common Stock, par value $0.01 per share	Rule 415(a)(6)	—		$500,000,000 (1)			S-3	333-267440	September 15, 2022	$73,800.00 (1)

	Total Offering Amounts					$500,000,000 (1)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0

(1)
Kilroy Realty Corporation previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on March 1, 2024 (the “2024 ATM Prospectus Supplement”), pursuant to the Kilroy Realty Corporation’s registration statement on Form
S-3ASR
(File
No. 333-267440)
filed with the Securities and Exchange Commission (“SEC”) on September 15, 2022 (the “Prior Registration Statement”). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company paid a filing fee of $73,800.00 in connection with the registration of shares of common stock having a maximum aggregate offering price of $500,000,000 to be issued and sold as part of an
“at-the-market”
offering. Of those shares of common stock, none have been sold and shares of common stock with a maximum aggregate offering price of $500,000,000 remain unsold (the “Carry Forward Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include the Carry Forward Securities, and the registration fees totaling $73,800.00 that were previously paid on March 1, 2024 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement was deemed terminated as of the immediate effectiveness of the Company’s new registration statement on Form S-3ASR (File No. 333-289051) filed with the SEC on July 29, 2025. As a result, no additional filing fee is due.